UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2023

HBT FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39085	37-1117216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 North Hershey Road Bloomington, Illinois		61704
(Address of principal executive offices)		(Zip Code)

(888) 897-2276

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2023, HBT Financial, Inc. (the “Company”) announced that Fred L. Drake, Chairman and Chief Executive Officer of the Company and Chairman of Heartland Bank and Trust Company (the “Bank”), will step down from the position of Chief Executive Officer of the Company on May 23, 2023 and assume the role of Executive Chairman of the Company and the Bank, effective May 24, 2023. The Company further announced that J. Lance Carter, currently President and Chief Operating Officer of the Company and the Bank, will assume the role of President and Chief Executive Officer of the Company and the Bank, effective May 24, 2023.

Fred L. Drake

Mr. Drake, age 66, currently serves as the Chairman and Chief Executive Officer of the Company and Chairman of the Bank. As of May 24, 2023, Mr. Drake will continue to serve as an officer of the Company as Executive Chairman, and will remain employed with the Bank as Executive Chairman.

Fred L. Drake and Director Allen C. Drake are brothers. Other than this relationship, Mr. Drake is not related to any other director or executive officer of the Company or the Bank by blood, marriage, or adoption, and there are no arrangements or understandings between Mr. Drake and any other person pursuant to which he was selected as Executive Chairman of the Company and the Bank, nor is the Company aware, after inquiry of Mr. Drake, of any related-party transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

On March 31, 2023, the Company, the Bank and Mr. Drake entered into an amendment to his employment agreement, reflecting his change in role and providing that, beginning May 24, 2023, Mr. Drake will receive an annual base salary of $350,000. Mr. Drake will be eligible to receive bonuses, LTI awards or other incentive compensation as may be determined by the board of directors.

The foregoing description of the amendment of Mr. Drake’s existing employment agreement is qualified in its entirety by the terms and conditions of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

J. Lance Carter

Mr. Carter, age 52, currently serves as the President and Chief Operating Officer of the Company and the Bank. Upon assuming the position of President and Chief Executive Officer of the Company and the Bank effective May 24, 2023, Mr. Carter will no longer serve as Chief Operating Officer. Mr. Carter will remain a member of the board of directors of the Company and Bank.

Mr. Carter is not related to any other director or executive officer of the Company or the Bank by blood, marriage, or adoption, and there are no arrangements or understandings between Mr. Carter and any other person pursuant to which he was selected as President and Chief Executive Officer of the Company and the Bank, nor is the Company aware, after inquiry of Mr. Carter, of any related-party transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

On March 31, 2023, the Company, the Bank and Mr. Carter entered into an amendment to his employment agreement, reflecting his change in role and providing that, beginning May 24, 2023, Mr. Carter will receive an annual base salary of $535,755. Mr. Carter will be eligible to receive bonuses, LTI awards or other incentive compensation as may be determined by the board of directors.

The foregoing description of the amendment of Mr. Carter’s existing employment agreement is qualified in its entirety by the terms and conditions of such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01.  Regulation FD Disclosure.

On April 3, 2023, the Company issued a press release announcing the executive officer transition plan for Mr. Drake and Mr. Carter. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except to the extent required by applicable law or regulation.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment to Amended and Restated Employment Agreement, dated March 31, 2023, by and among HBT Financial, Inc., Heartland Bank and Trust Company and Fred L. Drake.

10.2	Amendment to Amended and Restated Employment Agreement, dated March 31, 2023, by and among HBT Financial, Inc., Heartland Bank and Trust Company and J. Lance Carter.

99.1	Press Release issued April 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HBT FINANCIAL, INC.

	By:	/s/ Peter R. Chapman
Name: Peter R. Chapman
Title: Chief Financial Officer

Date: April 3, 2023